Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Merchants Bancorp (the “Company”) on Form S-3 of our report dated March 4, 2022, on our audits of the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021.  We also consent to the references to our firm under the caption “Experts.”

/s/ FORVIS, LLP

FORVIS, LLP

Indianapolis, Indiana
August 8, 2022